Third Quarter 2012 Earnings Results and Operating Information

DEI LISTED NYSE

Douglas Emmett

Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and are listed on the New York Stock Exchange under the symbol DEI.

THIRD QUARTER 2012 EXECUTIVE SUMMARY

•
Leasing. In our office portfolio, we achieved our seventh consecutive quarter of positive absorption, netting over 37,000 square feet of additional leasing. Over the last year, office rental rates have begun to increase across all of our Westside and Encino/Sherman Oaks submarkets. In our multifamily portfolio, which remains fully leased, our average asking rents are 7.4% higher than in the third quarter of 2011.

•
Funds From Operations: Funds From Operations (FFO) (adjusted1) for the quarter ended September 30, 2012 grew by 4.9% to $57.3 million from $54.6 million for the quarter ended September 30, 2011. GAAP net income attributable to common stockholders for the third quarter of 2012 grew by 48.8% to $5.1 million from $3.4 million for the third quarter of 2011.

•
Same Property Cash NOI: Our same property cash NOI in the third quarter of 2012 was 2.7% higher than in the third quarter of 2011, fueled by increases in both our office and multifamily revenues as well as good expense control.

•
Financings and Acquisitions: As previously announced, we closed a $285.0 million term loan in July 2012, taking advantage of historically low rates to fix interest at 3.85% per annum through 2019. We used $100.0 million of the proceeds to prepay existing debt, and retained the remaining proceeds for acquisitions and other working capital purposes. At September 30, 2012, we had over $369.0 million in cash on our balance sheet, and our net consolidated debt to enterprise value was 43%. During the third quarter, we replenished our "ATM" stock program, but did not issue any shares under it; as we previously announced, we don't expect to issue more equity for deleveraging. We did not close any acquisitions in the third quarter of 2012.

•	Dividends: On October 15, 2012, we paid a quarterly cash dividend of $0.15 per share, or an annualized $0.60 per share, to shareholders of record on September 28, 2012.

•
Guidance: We have adjusted our 2012 FFO guidance range to $1.35-$1.37 per diluted share. Further details on this guidance and the underlying assumptions will be discussed on our quarterly call on Wednesday, November 7, 2012.

__________________________________________________

1 We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat interest rate swaps as terminated for all purposes in the quarter of termination.

Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

______________________________________________
This Third Quarter 2012 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy, such as the recent global financial crisis; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on previously reported forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

Douglas Emmett, Inc.	CORPORATE DATA
as of September 30, 2012

Office Portfolio
Number of office properties owned (total office portfolio)	58
Square feet owned (total office portfolio) (in thousands)	14,674
Leased rate (total office portfolio)	90.4%
Occupied rate (total office portfolio)	88.2%
Leased rate (consolidated office portfolio)	90.7%
Occupied rate (consolidated office portfolio)	89.0%

Multifamily Portfolio
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate	99.8%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$23.07
Shares of common stock outstanding	140,750
Fully diluted shares outstanding	173,604
Equity capitalization (1)	$4,005,048
Net debt (2)	$3,072,116
Total enterprise value	$7,077,164
Net debt/total enterprise value	43%

(1)	Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock.

(2)	Net debt represents our consolidated debt, net of our cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	PROPERTY SUMMARY
as of September 30, 2012

Warner Center
LA Pierce College
Woodland Hills
Tarzana
Encino
Valley Glen
North Hollywood
Valley Village
NoHo Arts District
Sherman Oaks
Burbank
Verdugo Hills
Toluca Lake
Universal Studios
Studio City
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
Hollywood
West Hollywood
Beverly Hills
Bel Air Country Club
Getty Museum
UCLA
Los Angeles Country Club
Westwood
Brentwood
Century City
Miracle Mile
Los Angeles
Koreatown
Dodger Stadium
DOWNTOWN
Malibu
Pacific Palisades
WESTSIDE
Santa Monica
Santa Monica Municipal Airport
Culver City
USC
Crenshaw
Santa Monica Bay
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University
N
405
101
5
134
210
10
110

Warner Center / Woodland Hills

Westwood

Brentwood

Santa Monica

Burbank

Sherman Oaks/Encino

Beverly Hills

Century City

Olympic Corridor

Honolulu Submarket Overview

Village Park
H2
Pearl City
Waimalu
Waipahu
Alea
Halawa
H1
Honolulu
Iroquois Point
Ewa Beach
Honolulu International Airport
MAMALA BAY
N

Honolulu Properties

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
as of September 30, 2012

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

OUR BOARD OF DIRECTORS
__________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
Dr. Andrea L. Rich	Former President and Chief Executive Officer – Los Angeles County Museum of Art (LACMA), Former Executive Vice Chancellor and Chief Operating Officer – UCLA
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
William Kamer	Chief Investment Officer
Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.	BALANCE SHEETS
(in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,240,202	5,233,692
Tenant improvements and lease intangibles	677,236	640,647
Investment in real estate, gross	6,769,117	6,726,018
Less: accumulated depreciation	(1,258,690)	(1,119,619)
Investment in real estate, net	5,510,427	5,606,399

Cash and cash equivalents	369,024	406,977
Tenant receivables, net	1,356	1,722
Deferred rent receivables, net	62,965	58,681
Interest rate contracts	9	699
Acquired lease intangible assets, net	5,078	6,379
Investment in unconsolidated real estate funds	150,010	117,055
Other assets	33,876	33,690
Total assets	$6,132,745	$6,231,602

Liabilities
Secured notes payable, including loan premium	$3,441,140	$3,624,156
Interest payable, accounts payable and accrued expenses	57,500	55,280
Security deposits	34,222	33,954
Acquired lease intangible liabilities, net	71,537	86,801
Interest rate contracts	110,994	98,417
Dividends payable	21,113	17,039
Total liabilities	3,736,506	3,915,647

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,408	1,311
Additional paid-in capital	2,628,390	2,461,649
Accumulated other comprehensive income (loss)	(91,909)	(89,180)
Accumulated deficit	(554,723)	(508,674)
Total Douglas Emmett, Inc. stockholders' equity	1,983,166	1,865,106
Noncontrolling interests	413,073	450,849
Total equity	2,396,239	2,315,955
Total liabilities and equity	$6,132,745	$6,231,602

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Office rental:
Rental revenues	$98,428	$97,740	$294,989	$295,059
Tenant recoveries	11,337	11,601	33,099	33,670
Parking and other income	17,658	17,100	52,800	51,006
Total office revenues	127,423	126,441	380,888	379,735

Multifamily rental:
Rental revenues	17,157	16,372	50,844	48,647
Parking and other income	1,413	1,246	4,117	3,676
Total multifamily revenues	18,570	17,618	54,961	52,323

Total revenues	145,993	144,059	435,849	432,058

Operating Expenses:
Office expenses	44,293	44,294	127,684	127,081
Multifamily expenses	4,999	4,832	14,860	14,317
General and administrative	6,610	6,954	20,051	21,260
Depreciation and amortization	46,546	45,872	139,071	160,139
Total operating expenses	102,448	101,952	301,666	322,797

Operating income	43,545	42,107	134,183	109,261

Other income	190	299	582	898
Loss, including depreciation, from unconsolidated real estate funds	(663)	(285)	(2,764)	(2,064)
Interest expense	(36,844)	(37,717)	(110,996)	(110,245)
Net income (loss)	6,228	4,404	21,005	(2,150)
Less: Net (income) loss attributable to noncontrolling interests	(1,173)	(1,007)	(4,037)	182
Net income (loss) attributable to common stockholders	$5,055	$3,397	$16,968	$(1,968)

Net income per common share – basic	$0.04	$0.03	$0.12	$(0.02)
Net income per common share – diluted	$0.04	$0.03	$0.12	$(0.02)

Weighted average shares of common stock outstanding - basic	140,301	127,462	139,453	125,439
Weighted average shares of common stock outstanding - diluted	173,825	161,186	172,942	125,439

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Funds From Operations (FFO)
Net income (loss) attributable to common stockholders	$5,055	$3,397	$16,968	$(1,968)
Depreciation and amortization of real estate assets	46,546	45,872	139,071	160,139
Net income (loss) attributable to noncontrolling interests	1,173	1,007	4,037	(182)
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,387	2,837	9,910	8,841
FFO (before adjustments for terminated swaps)	56,161	53,113	169,986	166,830
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	1,148	1,526	8,855	10,436
FFO (after adjustments for terminated swaps)	$57,309	$54,639	$178,841	$177,266

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$57,309	$54,639	$178,841	$177,266
Straight-line rent adjustment	(1,438)	(1,660)	(4,284)	(6,956)
Amortization of acquired above and below market leases	(4,626)	(5,056)	(13,962)	(15,737)
Amortization of interest rate contracts and loan premium	—	(2,047)	(996)	(4,506)
Amortization of prepaid financing	1,255	1,250	3,300	3,555
Recurring capital expenditures, tenant improvements and leasing commissions	(9,765)	(9,871)	(31,962)	(27,318)
Non-cash compensation expense	2,291	2,622	6,795	7,727
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(299)	(355)	(982)	(1,314)
AFFO	$44,727	$39,522	$136,750	$132,717

Weighted average share equivalents outstanding - diluted	173,825	161,186	172,942	159,315
FFO per share- diluted	$0.33	$0.34	$1.03	$1.11
Dividends per share declared	$0.15	$0.13	$0.45	$0.36
AFFO payout ratio	57.08%	52.43%	56.01%	42.82%
__________________________________________________

(1)
We terminated certain interest rate swaps in November 2010 and December 2011 in connection with the refinancing of related loans. In calculating FFO, we make an adjustment to treat debt interest rate swaps as terminated for all purposes in the quarter of termination. In contrast, under GAAP, terminated swaps can continue to impact net income over their original lives as if they were still outstanding. In the three and nine months ended September 30, 2011, GAAP net income was reduced by amortization expense as a result of certain swaps terminated in November 2010.  However, in calculating FFO, we recognize the full expense in the period the swaps are terminated and offset the subsequent amortization expense contained in GAAP net income by an equivalent amount in this table, leaving a net zero impact as a result of terminated swaps on our 2011 FFO.  Similarly, in the three and nine months ended September 30, 2012, GAAP net income was reduced by amortization expense as a result of certain swaps terminated in December 2011, and we offset that expense by an equivalent amount in calculating our 2012 FFO.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA
(unaudited and in thousands, except statistics)

	As of September 30,
	2012	2011
Same Property Office Statistics
Number of properties	50	50
Rentable square feet	12,851,466	12,850,859
Ending % leased	90.7%	90.3%
Ending % occupied	89.0%	88.2%
Quarterly average % occupied	89.1%	88.0%
Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.8%	99.6%

	Three Months Ended September 30,		% Favorable
	2012	2011	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$127,423	$126,441	0.8%
Total multifamily revenues	18,570	17,618	5.4%
Total revenues	145,993	144,059	1.3%

Total office expense	(44,293)	(44,294)	—%
Total multifamily expense	(4,999)	(4,832)	(3.5)%
Total property expense	(49,292)	(49,126)	(0.3)%

Same Property NOI - GAAP basis	$96,701	$94,933	1.9%

Same Property Net Operating Income - Cash Basis
Total office revenues	$122,248	$120,617	1.4%
Total multifamily revenues	17,727	16,771	5.7%
Total revenues	139,975	137,388	1.9%

Total office expense	(44,338)	(44,339)	—%
Total multifamily expense	(4,999)	(4,832)	(3.5)%
Total property expense	(49,337)	(49,171)	(0.3)%

Same Property NOI - cash basis	$90,638	$88,217	2.7%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI
TO GAAP NET INCOME
(unaudited and in thousands)

	Three Months Ended September 30,
	2012	2011
Same property office revenues - cash basis	$122,248	$120,617
GAAP adjustments per definition of NOI - Cash basis	5,175	5,824
Same property office revenues - GAAP basis	127,423	126,441

Same property multifamily revenues - cash basis	17,727	16,771
GAAP adjustments per definition of NOI - Cash basis	843	847
Same property multifamily revenues - GAAP basis	18,570	17,618

Same property revenues - GAAP basis	145,993	144,059

Same property office expenses - cash basis	(44,338)	(44,339)
GAAP adjustments per definition of NOI - Cash basis	45	45
Same property office expenses - GAAP basis	(44,293)	(44,294)

Same property multifamily expenses - cash basis	(4,999)	(4,832)
GAAP adjustments per definition of NOI - Cash basis	—	—
Same property multifamily expenses - GAAP basis	(4,999)	(4,832)

Same property expenses - GAAP basis	(49,292)	(49,126)

Same property Net Operating Income (NOI) - GAAP basis	96,701	94,933
General and administrative expenses	(6,610)	(6,954)
Depreciation and amortization	(46,546)	(45,872)
Operating income	43,545	42,107
Other income	190	299
Loss, including depreciation, from unconsolidated real estate funds	(663)	(285)
Interest expense	(36,844)	(37,717)
Net income	6,228	4,404
Less: Net income attributable to noncontrolling interests	(1,173)	(1,007)
Net income attributable to common stockholders	$5,055	$3,397

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF
UNCONSOLIDATED REAL ESTATE FUNDS (1)
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Summary Income Statement of Unconsolidated Real Estate Funds	2012	2011	2012	2011
Office revenues	$15,492	$14,273	$45,928	$43,866
Office expenses	(6,539)	(3,814)	(18,242)	(15,493)
NOI	8,953	10,459	27,686	28,373
General and administrative	(47)	(98)	(178)	(214)
Depreciation and amortization	(6,390)	(6,951)	(19,721)	(21,130)
Operating income	2,516	3,410	7,787	7,029
Other income (expense)	(1)	(14)	2	(135)
Interest expense	(4,988)	(5,998)	(16,837)	(17,810)
Net loss	$(2,473)	$(2,602)	$(9,048)	$(10,916)

FFO of Unconsolidated Real Estate Funds
Net loss	$(2,473)	$(2,602)	$(9,048)	$(10,916)
Add back: depreciation and amortization	6,390	6,951	19,721	21,130
FFO	$3,917	$4,349	$10,673	$10,214

Douglas Emmett's Share of the Unconsolidated Real Estate Funds
Our share of the unconsolidated real estate funds' net loss	$(1,430)	$(1,137)	$(5,175)	$(4,974)
Add back: our share of the funds' depreciation and amortization	3,557	3,025	10,438	9,342
Equity allocation and basis difference	767	852	2,411	2,910
Our share of the unconsolidated real estate funds' FFO	$2,894	$2,740	$7,674	$7,278

__________________________________________________

(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate funds which owned 8 properties at September 30, 2012.  Our unconsolidated Funds have combined equity commitments totaling $554.7 million, of which approximately $167.3 million remained undrawn as of September 30, 2012.  These amounts included commitments from us of $246.4 million, of which $38.5 million remained undrawn as of September 30, 2012. The Investment Period for the Funds ended on October 7, 2012, after which we had a remaining undrawn capital commitment of $27.4 million which may only be drawn for specific purposes. Our ownership interest entitles us to a pro rata share of any distributions based on our investment (an average of 44% at September 30, 2012), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES
(unaudited and in thousands)

Consolidated Debt

Maturity Date		at September 30, 2012 (1)
		Principal Balance		Effective Annual Rate (2)(3)
3/3/2014		$16,140	(4)	LIBOR + 1.85%
2/1/2015		111,920	(5)	DMBS + 0.707%
4/1/2015		240,000		4.76%
2/1/2016		82,000		3.92%
6/1/2017		18,000		3.92%
10/2/2017		400,000		4.45%
4/2/2018		510,000		4.12%
8/1/2018		530,000		3.74%
8/5/2018		355,000	(6)	4.14%
2/1/2019		155,000	(7)	4.00%
6/5/2019		285,000	(8)	3.85%
3/1/2020	(9)	350,000	(10)	4.46%
11/2/2020		388,080		3.65%
		$3,441,140

____________________________________________________

(1)
As of September 30, 2012, (i) the weighted average remaining life of our outstanding debt was 5.8 years; (ii) of the $3.31 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 5.9 years, the weighted average remaining period during which interest was fixed was 4.4 years and the weighted average annual interest rate was 4.09%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.20%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)
The termination date of swaps fixing the rate on these loans is generally one to two years prior to the maturity of the loan. As of September 30, 2012, the swap termination dates were as follows: $240.0 million loan, $82.0 million loan, and $18.0 million loan, January 2013; $400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%

(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.

(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.

(8)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization table.

(9)	We have 2 one-year extension options, which would extend the maturity to March 1, 2020 from March 1, 2018, subject to meeting certain conditions.

(10)	Interest at a fixed interest rate until March 1, 2018 and a floating rate thereafter, with interest-only payments until March 2014 and payments thereafter based upon a 30-year amortization table.

Our Share of Unconsolidated Debt

	at September 30, 2012
Maturity Date	Principal Balance		Effective Annual Rate
8/19/2013	$237,592	(1)	LIBOR+1.65%
4/1/2016	12,547	(2)	5.67%
	$250,139

_____________________________________________________

(1)
Represents our share of a $365.0 million loan to one of our unconsolidated real estate Funds.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

(2)	Represents our share of a $54.5 million amortizing loan to one of our unconsolidated real estate Funds. Secured by one property. Requires monthly payments of principal and interest.

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY
as of September 30, 2012

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket
Beverly Hills	7	1,416,762	9.6%	7,709,880	18.4%
Brentwood	14	1,700,885	11.6	3,356,126	50.7
Burbank	1	420,949	2.9	6,662,410	6.3
Century City	3	916,059	6.2	10,064,599	9.1
Honolulu	4	1,716,704	11.7	5,088,599	33.7
Olympic Corridor	5	1,098,069	7.5	3,022,969	36.3
Santa Monica	8	970,962	6.6	8,700,348	11.2
Sherman Oaks/Encino	11	3,181,254	21.7	6,171,530	51.5
Warner Center/Woodland Hills	3	2,855,909	19.5	7,239,293	39.5
Westwood	2	396,808	2.7	4,443,398	8.9
Total	58	14,674,361	100.0%	62,459,152	23.5

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS
as of September 30, 2012

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot
Beverly Hills	93.3%	$52,024,360	$42.38	$3.53
Brentwood	89.0	55,201,473	38.15	3.18
Burbank	100.0	15,083,329	35.83	2.99
Century City	94.6	31,696,018	37.99	3.17
Honolulu	89.9	47,357,923	32.20	2.68
Olympic Corridor	93.8	32,383,260	32.58	2.72
Santa Monica (3)	98.4	50,073,933	54.62	4.55
Sherman Oaks/Encino	92.2	90,796,111	31.96	2.66
Warner Center/Woodland Hills	80.8	65,749,962	29.12	2.43
Westwood	94.1	13,228,803	36.51	3.04
Total / Weighted Average	90.4	$453,595,172	35.51	2.96

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended September 30, 2012				$0.05
For the nine months ended September 30, 2012				$0.13

_______________________________________________________________

(1)	Includes 317,289 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY
as of September 30, 2012

Submarket	Number of Properties	Number of Units	Units as a Percent of Total
Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit
Brentwood	99.7%	$23,945,755	$2,107
Honolulu	99.8	19,391,268	1,474
Santa Monica(1)	99.9	23,107,416	2,351
Total / Weighted Average	99.8	$66,444,439	1,935

Recurring Multifamily Capital Expenditures per Unit
For the three months ended September 30, 2012	$96
For the nine months ended September 30, 2012	$291
________________________________________________________________

(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $207,746.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION
(1% or Greater of Annualized Rent)
as of September 30, 2012

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent
Time Warner (2)	4	4	2013-2020	625,748	4.3%	$22,167,339	4.9%
William Morris Endeavor (3)	2	1	2027	170,367	1.2	8,508,324	1.9
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.2	6,052,536	1.3
Bank of America(4)	12	9	2012-2018	132,523	0.9	5,475,970	1.2
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,717,172	1.0
Total	20	16		1,201,480	8.2%	$46,921,341	10.3%

_______________________________________________________________

(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage, ATM and similar leases.

(2)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(3)
Includes a 168,000 square foot lease expiring in June 2027 and a 2,000 square foot month-to-month storage lease.  Does not include an additional 8,000 square feet under leases that commence in 2013 and expire in 2027.

(4)
Includes a 21,000 square foot lease expired at the end of September 2012, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 21,000 square foot lease expiring in February 2015, a 6,000 square foot lease expiring in May 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018, an 8,000 square foot lease expiring in March 2018 and a small ATM lease.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION
as of September 30, 2012

Industry	Number of Leases	Annualized Rent as a Percent of Total
Legal	475	18.4%
Financial Services	304	14.3
Entertainment	150	13.0
Real Estate	173	9.5
Accounting & Consulting	293	8.8
Health Services	311	7.9
Insurance	111	7.9
Retail	188	6.8
Technology	98	4.2
Advertising	65	2.9
Public Administration	67	2.4
Educational Services	22	1.5
Other	102	2.4
Total	2,359	100.0%

Industry Diversification (Percentage of Annualized Rent)
Entertainment
13%
Real Estate
10%
Accounting &
Consulting
9%
Financial Services
14%
Legal
18%
Health Services
8%
Insurance
8%
Retail
7%
Other
2%
Educational
Services
2%
Public
Administration
2%
Advertising
3%
Technology
4%

 NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION
as of September 30, 2012

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total
2,500 or less	1,226	52.0%	1,659,764		11.3%	$58,464,358	12.9%
2,501-10,000	826	35.0	3,942,315		26.9	137,084,479	30.2
10,001-20,000	204	8.6	2,809,170		19.1	101,046,894	22.3
20,001-40,000	79	3.4	2,116,989		14.4	73,583,716	16.2
40,001-100,000	19	0.8	1,197,779		8.2	45,586,235	10.1
Greater than 100,000	5	0.2	1,046,828		7.1	37,829,490	8.3
Subtotal	2,359	100.0%	12,772,845	(1)	87.0%	453,595,172	100.0%
Signed leases not commenced			317,289		2.2
Available			1,410,206		9.6
Building Management Use			99,596		0.7
BOMA Adjustment(2)			74,425		0.5
Total	2,359	100.0%	14,674,361		100.0%	$453,595,172	100.0%

_________________________________________________________________

(1)	Average tenant size is approximately 5,400 square feet. Median tenant size is approximately 2,400 square feet.

(2)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS
as of September 30, 2012

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2012	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)
2012	134	471,437	3.2%	$15,831,519	3.5%	$33.58	$33.63
2013	464	1,706,207	11.6	63,875,221	14.1	37.44	37.87
2014	432	1,885,456	12.8	67,439,854	14.9	35.77	37.34
2015	389	1,873,432	12.8	63,661,188	14.0	33.98	36.14
2016	321	1,800,197	12.3	60,679,426	13.4	33.71	36.60
2017	300	1,686,607	11.5	55,055,809	12.1	32.64	36.62
2018	130	899,518	6.1	37,644,428	8.3	41.85	45.35
2019	58	912,975	6.2	32,334,730	7.1	35.42	41.42
2020	54	541,106	3.7	19,324,171	4.3	35.71	42.86
2021	36	403,359	2.8	13,702,583	3.0	33.97	40.92
Thereafter	41	592,551	4.0	24,046,243	5.3	40.58	53.38
Subtotal/Weighted Average	2,359	12,772,845	87.0	453,595,172	100.0	35.51	38.84
Signed leases not commenced		317,289	2.2
Available		1,410,206	9.6
Building Management Use		99,596	0.7
BOMA Adjustment(3)		74,425	0.5
Total/Weighted Average	2,359	14,674,361	100.0%	$453,595,172	100.0%	35.51	38.84

_________________________________________________________________

(1)	Represents annualized base rent at September 30, 2012 divided by leased square feet.

(2)	Represents annualized base rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS
as of September 30, 2012

Submarket		Q4 2012	Q1 2013	Q2 2013	Q3 2013
Beverly Hills	Expiring SF(1)	30,346	20,866	50,180	43,834
	Rent per SF	$38.67	$36.18	$45.01	$39.97

Brentwood	Expiring SF(1)	109,029	46,437	29,382	50,722
	Rent per SF	$41.11	$37.40	$43.17	$47.26

Burbank	Expiring SF(1)	—	—	—	—
	Rent per SF	$—	$—	$—	$—

Century City	Expiring SF(1)	16,251	43,154	16,048	30,859
	Rent per SF	$36.69	$37.13	$48.85	$35.36

Honolulu	Expiring SF(1)	41,029	40,676	40,010	84,260
	Rent per SF	$32.44	$34.25	$34.23	$33.15

Olympic Corridor	Expiring SF(1)	38,532	45,625	26,732	58,478
	Rent per SF	$34.71	$29.75	$36.92	$42.83

Santa Monica	Expiring SF(1)	29,199	18,493	8,418	49,835
	Rent per SF	$33.15	$64.41	$63.19	$65.43

Sherman Oaks/Encino	Expiring SF(1)	107,293	40,697	55,762	123,562
	Rent per SF	$31.13	$25.16	$35.73	$38.02

Warner Center/Woodland Hills	Expiring SF(1)	83,605	8,641	81,597	254,677
	Rent per SF	$26.63	$27.86	$31.58	$34.58

Westwood	Expiring SF(1)	16,153	—	12,154	11,637
	Rent per SF	$24.80	$—	$40.18	37.86

Total	Expiring SF(1)	471,437	264,589	320,283	707,864
	Rent per SF	$33.63	$35.15	$38.27	$39.19

_________________________________________________________________

(1)
Includes all remaining leases which have an expiration date in the applicable quarter and which had not been renewed or extended as of September 30, 2012, including leases where someone other than the tenant (for example a subtenant) had already executed a new lease for the space as of September 30, 2012.  All month-to-month tenants are included in the expiring leases in the first quarter listed.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY
for the three months ended September 30, 2012

Net Absorption(1)
Leased rentable square feet		37,657
Net absorption % of leased rentable square feet		0.26%

Gross Leasing Activity	Number of leases	Rentable square feet
New	75	206,563
Renewal	116	447,895
Total	191	654,458

Weighted Average Lease Terms
New (in months)		53
Renewal (in months)		49
Blended (in months)		51

Quarterly Rent Change	Cash Rent(2)	Straight-Line Rent(3)
Expiring Rate	$37.63	$35.10
New/Renewal Rate	$32.75	$33.27
Change	(13.0)%	(5.2)%

Tenant Improvement and Leasing Commissions(4)	Total Lease Transaction Costs	Lease Transaction Costs per Annum
New leases	$23.59	$5.32
Renewal leases	13.77	3.34
Blended	16.87	4.00

________________________________________________________________

(1)	Excludes any property acquired during the quarter.

(2)
Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space. Cash rent on expiring leases includes the impact of our annual rent bumps over the entire term of those leases.

(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.

(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe can be a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 317,289 square feet with respect to signed leases not yet commenced at September 30, 2012).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Diluted Shares:  Represents ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.  Basic and diluted shares are calculated in accordance with GAAP and include common stock plus dilutive equity instruments, as appropriate.  During the nine months ended September 30, 2011, for GAAP purposes, all potentially dilutive instruments, including stock options, OP units and LTIP units (Long-Term Incentive Plan units that are limited partnership units in our Operating Partnership) have been excluded from our computation of weighted average dilutive shares outstanding because they were not dilutive.

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination.  FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO.  Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEFINITIONS

Net Operating Income (NOI):  Net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income (or loss): general and administrative expense, depreciation and amortization expense, interest income, interest expense, income (or loss) from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income (or loss) from discontinued operations and extraordinary items.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance.  NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Occupied:  Represents percent leased less signed leases not yet commenced.

Properties Owned:  All properties included are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds and a 79,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the period and the percent occupied on the last day of the prior period.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At September 30, 2012, total consists of 13,090,134 leased square feet (including 317,289 square feet with respect to signed leases not commenced), 1,410,206 available square feet, 99,596 building management use square feet and 74,425 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock outstanding:  Represents undiluted shares, and so does not include OP units or other convertible equity instruments.